UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WK Kellogg Co

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

WK Kellogg Co

(Exact name of registrant as specified in its charter)

Delaware	001-41755	92-1243173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square, P.O. Box 3599 Battle Creek, Michigan	49016-3599
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (269) 401-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Supplemental Disclosures

As previously reported, on July 10, 2025, WK Kellogg Co, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ferrero International S.A., a Luxembourg public limited company (“Parent”), and Frosty Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned indirect subsidiary of Parent (the “Merger”). On August 19, 2025, the Company filed a definitive proxy statement on Schedule 14A (as such may be supplemented from time to time, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the special meeting of the Company’s shareowners scheduled to be held on September 19, 2025 (the “Special Meeting”) to, among other things, consider and vote on a proposal to adopt and approve the Merger Agreement.

Explanatory Note

In connection with the Merger, the Company has received from purported shareowners of the Company (A) two demand letters making a formal request to inspect its books and records and (B) 13 demand letters, one of which included a draft complaint, alleging that the Company’s preliminary proxy statement, filed August 7, 2025 and/or the definitive proxy statement, filed August 19, 2025, misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections, the respective financial analyses performed by the Company’s financial advisors, and potential conflicts of interest involving the Company’s financial advisors, management and the board. Additionally, (A) a complaint was filed in the United States District Court for the Northern District of Illinois alleging that the Company’s preliminary proxy statement, filed August 7, 2025, misrepresents and/or omits certain purportedly material information relating to potential conflicts of interest involving Goldman Sachs & Co LLC (“Goldman Sachs”), (B) two complaints were filed in the Supreme Court of the State of New York alleging that the Company’s definitive proxy, filed August 19, 2025, misrepresents and/or omits certain purportedly material information relating to Company’s financial projections, the respective financial analyses performed by the Company’s financial advisors, and potential conflicts of interest involving Goldman Sachs and management, and (C) a complaint was filed in the State of Michigan Circuit Court for the 37th Judicial District, Calhoun County, alleging that the Company’s definitive proxy, filed August 19, 2025, misrepresents and/or omits certain purportedly material information relating to the strategic process, the Company’s financial projections, the respective financial analyses performed by the Company’s financial advisors, and potential conflicts of interest involving the Company’s financial advisors and the board. The complaints seek, among other things, to enjoin the consummation of the Merger unless and until certain additional information is disclosed, actual and punitive damages, fees and expenses, including reasonable attorneys’ and experts’ fees and expenses, and other relief the court may deem just and proper.

The Company believes the claims asserted in the demand letters and the complaints are without merit but cannot predict the outcome of any such claims or any additional demand letters or lawsuits that may be received or filed in connection with the Merger. If additional similar demand letters and/or lawsuits are received or filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional demand letters or lawsuits.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable laws and denies the allegations in the demand letters and the complaints disclosed above, in order to moot the purported shareowners’ and the plaintiff’s disclosure claims, and to avoid nuisance and possible expense and business delays, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to such claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the demand letters and the complaints disclosed above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, as applicable, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

1.	The section of the Definitive Proxy Statement entitled “Background of The Merger” is hereby supplemented as follows:

A.	By amending and restating the last paragraph to page 37 of the Definitive Proxy Statement in its entirety as follows:

On April 20, 2025, the Board held a meeting at which members of WK Kellogg’s senior management and representatives of Goldman Sachs, Morgan Stanley and Kirkland were present. Members of senior management provided to the Board an overview of WK Kellogg’s financial results for the first quarter of fiscal year 2025 (the “Q1 2025 Results”) and an updated forecast prepared by updating the February Projections to reflect the Q1 2025 Results, the latest view of the remainder of fiscal year 2025 based on the revenue trends experienced by WK Kellogg during the first quarter of fiscal year 2025 and the resulting impact on fiscal years 2026 through 2029 (the “April Projections”). The April Projections are described in more detail in this proxy statement in the section entitled “—Certain Unaudited Prospective Financial Information.” Members of senior management noted that the Q1 2025 Results had been impacted by, among other things, an acceleration of consumer purchasing trending toward health focused brands and that the overall cereal category was largely flat-to-slightly-down year-over-year, with mainstream cereals disproportionately impacted, losing share to smaller, more health-forward brands. The Board approved sharing the Q1 2025 Results and the April Projections with the Party A Consortium. Representatives of Morgan Stanley discussed the additional targeted due diligence requested by the Party A Consortium. Representatives of senior management, Goldman Sachs and Morgan Stanley then provided an overview of the April 16 Parent Offer. Goldman Sachs and Morgan Stanley also discussed potential responses to the April 16 Parent Offer, and the members of the Board discussed and provided their perspectives on the April 16 Parent Offer. The Board determined that WK Kellogg should reject the April 16 Parent Offer because it meaningfully undervalued WK Kellogg and the offer price was lower than that of the April 4 Consortium Offer. Representatives of Kirkland then provided a summary of a provision in the Tax Matters Agreement which would prohibit WK Kellogg from entering into the potential transactions unless WK Kellogg obtained an “Unqualified Tax Opinion” (as defined in the Tax Matters Agreement) in form and substance satisfactory to Kellanova in its sole and absolute discretion or obtained the prior written consent of Kellanova waiving such requirement that WK Kellogg obtain an Unqualified Tax Opinion. Representatives of Kirkland also noted that, in light of Kellanova’s pending transaction with Mars, Incorporated (“Mars”), Kellanova may notify Mars regarding any request for such consent. Representatives of Kirkland also noted that management had confirmed that no agreements, understandings, arrangements or substantial negotiations concerning a sale of WK Kellogg had occurred during the two-year period preceding the Spin-off. Consequently, the Board understood that WK Kellogg was not prohibited by the terms of the Tax Matters Agreement from engaging with any potential counterparty.

B.	By adding the following paragraph to page 46 of the Definitive Proxy Statement as the sixth paragraph:

No other discussions or negotiations regarding post-closing employment arrangements occurred between Parent and members of WK Kellogg’s senior management or between their respective representatives prior to the execution of the Merger Agreement.

2.	The section of the Definitive Proxy Statement entitled “The Mergers – Certain Unaudited Prospective Financial Information” is hereby supplemented as follows:

A.	By amending and restating the section on page 55 of the Definitive Proxy Statement under the heading “July Projections” in its entirety as follows:

The following table presents a summary of the July Projections by fiscal year:

($ in millions)	2025E(6)(7)	2026E	2027E	2028E	2029E
Revenue	2,624	2,656	2,657	2,658	2,658
Adjusted EBITDA(1)	285	322	396	412	412
Capital Expenditures(2)	263	298	92	95	95
Adjusted Operating Profit(3)(7)	140	226	301	317	317
Net Operating Profit After Tax(4)(7)	106	171	227	239	239
Change in Net Working Capital	(8)	(10)	(5)	10	10
Unlevered Free Cash Flow(5)(7)	(55)	(32)	219	246	245

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)	Capital Expenditures includes capital expenditures and one-time expenses related to supply chain modernization.
(3)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(4)	Net Operating Profit After Tax is a non-GAAP measure calculated as operating profit minus income tax expense, and assumes an effective tax rate of 24.5%.
(5)

Unlevered Free Cash Flow is a non-GAAP measure calculated as Net Operating Profit After Tax plus depreciation and amortization expense, adjusted for change in net working capital, less capital expenditures and certain other sources and uses of cash.

(6)	Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025.
(7)

Figures for Adjusted Operating Profit, Net Operating Profit After Tax, Unlevered Free Cash Flow and Change in Net Working Capital reflect estimates for the second, third and fourth quarters of fiscal year 2025E, rather than full year 2025E.

WK Kellogg is including the foregoing summary of the July Projections in this proxy statement solely in order to provide WK Kellogg’s shareowners with access to the Projections that were made available to the Board in connection with the Board’s review of its resolution to recommend that the WK Kellogg shareowners adopt the Merger Agreement in accordance with the DCGL and to Goldman Sachs and Morgan Stanley in connection with their confirmation of their respective opinions provided to the Board prior to WK Kellogg’s entry into the Merger Agreement.

B.	By amending and restating the section beginning on page 56 of the Definitive Proxy Statement under the heading “June Projections” in its entirety as follows:

The following table presents a summary of the June Projections by fiscal year:

($ in millions)	2025E(6)(7)	2026E	2027E	2028E	2029E
Revenue	2,624	2,656	2,657	2,658	2,658
Adjusted EBITDA(1)	271	322	396	412	412
Capital Expenditures(2)	263	298	92	95	95
Adjusted Operating Profit(3)(7)	131	226	301	317	317
Net Operating Profit After Tax(4)(7)	99	171	227	239	239
Change in Net Working Capital(7)	4	(10)	(5)	10	10
Unlevered Free Cash Flow(5)(7)	(53)	(32)	219	246	245

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)	Capital Expenditures includes capital expenditures and one-time expenses related to supply chain modernization.
(3)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(4)	Net Operating Profit After Tax is a non-GAAP measure calculated as operating profit minus income tax expense, and assumes an effective tax rate of 24.5%.
(5)

Unlevered Free Cash Flow is a non-GAAP measure calculated as Net Operating Profit After Tax plus depreciation and amortization expense, adjusted for change in net working capital, less capital expenditures and certain other sources and uses of cash.

(6)	Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025. On a 52-week basis, forecasted revenue was $2,579 million and forecasted Adjusted EBITDA was $261 million.
(7)

Figures for Adjusted Operating Profit, Net Operating Profit After Tax, ~~and~~ Unlevered Free Cash Flow and Change in Net Working Capital reflect estimates for the second, third and fourth quarters of fiscal year 2025E, rather than full year 2025E. On a full-year, 53-week basis, forecasted Adjusted Operating Profit was $181 million, forecasted Net Operating Profit After Tax was $139 million~~, and~~ forecasted Unlevered Free Cash Flow was $(105) million, and Change in Net Working Capital was $(1) million.

WK Kellogg is including the foregoing summary of the June Projections in this proxy statement solely in order to provide WK Kellogg’s shareowners with access to the final Projections that were made available to the Board in connection with its due diligence review and made available to Goldman Sachs and Morgan Stanley, and which Goldman Sachs and Morgan Stanley were authorized by the Board to use in connection with their respective financial analyses and opinions. The June Projections were prepared before the identification of the Error and do not reflect corrections resulting from the Error.

C.	By amending and restating the section on page 57 of the Definitive Proxy Statement under the heading “Prior Projections” in its entirety as follows:

The following table presents a summary of the February Projections by fiscal year:

($ in millions)	2025E(3)	2026E	2027E	2028E	2029E
Revenue	2,721	2,677	2,677	2,678	2,678
Adjusted EBITDA(1)	288	324	398	414	414
Capital Expenditures(4)	273	282	93	83	83
Adjusted Operating Profit(2)	197	229	302	319	319

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(3)

Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025. On a 52-week basis, forecasted revenue was $2,676 million, forecasted Adjusted EBITDA was $278 million and forecasted operating profit was $187 million.

(4)	Capital Expenditures includes capital expenditures and one-time expenses related to supply chain modernization.

The following table presents a summary of the April Projections by fiscal year:

($ in millions)	2025E(3)	2026E	2027E	2028E	2029E
Revenue	2,678	2,656	2,657	2,658	2,658
Adjusted EBITDA(1)	274	322	396	412	412
Capital Expenditures(4)	263	298	92	75	75
Adjusted Operating Profit(2)	184	226	301	317	317

(1)

Adjusted EBITDA is a non-GAAP measure calculated as net income plus interest expense, income tax expense, depreciation and amortization expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(2)

Adjusted Operating Profit is a non-GAAP measure calculated as net income plus interest expense, income tax expense, mark-to-market impact from commodity and foreign currency contracts, less separation costs related to the Spin-off and business, portfolio realignment and restructuring costs.

(3)

Figures for fiscal year 2025E reflect the impact of WK Kellogg’s 53-week fiscal year in 2025. On a 52-week basis, forecasted revenue was $2,634 million, forecasted Adjusted EBITDA was $261 million and forecasted operating profit was $170 million.

(4)	Capital Expenditures includes capital expenditures and one-time expenses related to supply chain modernization.

WK Kellogg is including the foregoing summaries of each of the February Projections and the April Projections in this proxy statement solely in order to provide WK Kellogg’s shareowners with access to additional information that was previously made available to the Board, Goldman Sachs, Morgan Stanley, the Party A Consortium and, in the case of the April Projections, Parent in connection with the uses described above.

The Projections were prepared by WK Kellogg’s senior management on a standalone basis without giving effect to the transactions contemplated by the Merger Agreement (including the Merger), and therefore the Projections do not give effect to the transactions contemplated by the Merger Agreement, or any changes to WK Kellogg’s operations, capital structure or strategy that may be implemented after the consummation of the transactions contemplated by the Merger Agreement (including the Merger) or to any costs incurred in connection with the Transactions (including the Merger). Furthermore, the Projections do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement (including the Merger) to be completed and should not be viewed as accurate or continuing in that context. The tables above present summaries of the Projections prepared by WK Kellogg’s senior management.

The Projections are not being included in this proxy statement to influence a WK Kellogg shareowner’s decision whether to vote to adopt the Merger Agreement or for any other purpose. The inclusion of this information should not be regarded as an indication that the Board or WK Kellogg’s senior management or financial advisors, Parent or any other person, considered, or now considers, such Projections to be material or to be necessarily predictive of actual future results, and these Projections should not be relied upon as such.

3.	The section of the Definitive Proxy Statement entitled “Opinion of Goldman Sachs & Co. LLC” is hereby supplemented as follows:

A.

By amending and restating the last full paragraph on page 62 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Goldman Sachs-Illustrative Discounted Cash Flow Analysis” in its entirety as follows:

Goldman Sachs derived ranges of illustrative enterprise values for WK Kellogg by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for WK Kellogg the amount of WK Kellogg’s (i) net debt (adjusted for receivables financing per public filings of WK Kellogg) of $892 million and (ii) underfunded pension liabilities of $125 million and added ~~the amount of~~ WK Kellogg’s Voluntary Employees’ Beneficiary Association (“VEBA”) plan surplus of $170 million, in each case, as of March 29, 2025, and provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, to derive a range of illustrative equity values for WK Kellogg. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock~~,~~ of 91 million, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, using the treasury stock method. Using the June Projections, and as set forth in the July 10 Presentation, Goldman Sachs derived a range of illustrative present values per share of Common Stock ranging from $20.53 to $26.63. Using the July Projections, Goldman Sachs derived a range of illustrative present values per share of Common Stock ranging from $20.51 to $26.61.

B.

By amending and restating the first full paragraph on page 63 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Goldman Sachs-Illustrative Present Value of Future Share Price Analysis” in its entirety as follows:

Goldman Sachs then subtracted ~~the amount of~~, for each of fiscal years 2025 and 2026, WK Kellogg’s (i) net debt (adjusted for factored receivables) of (x) $1.003 billion and $1.139 billion, respectively, per the June Projections and (y) $1.005 billion and $1.141 billion, respectively, per the July Projections and (ii) underfunded pension liabilities ~~and added the amount of WK Kellogg’s VEBA plan surplus for each of fiscal years 2025 and 2026, each as reflected in~~ of $113 million and $101 million, respectively, per the June Projections and the July Projections, and added WK Kellogg’s VEBA plan surplus of $157 million and $131 million, respectively, per the June Projections and the July Projections, in each case, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for WK Kellogg for each of fiscal years 2025 and 2026. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Common Stock for each of fiscal years 2025 and 2026 of 92 million, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, to derive a range of implied future values per share of Common Stock. Goldman Sachs then added the cumulative dividends per share of Common Stock expected to be paid to holders of shares of Common Stock through the end of each of fiscal years 2025 and 2026, using the June Projections and the July Projections. Goldman Sachs then discounted these implied future equity values per share of Common Stock to March 29, 2025, using an illustrative discount rate of 8.6%, reflecting an estimate of WK Kellogg’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Using the June Projections, and as set forth in the July 10 Presentation, this analysis resulted in a range of implied present values per share of Common Stock of $18.72 to $26.19. Using the July Projections, this analysis resulted in a range of implied present values per share of Common Stock of $18.69 to $26.17.

C.	By amending and restating the paragraph on page 63 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Goldman Sachs-Premia Paid Analysis” in its entirety as follows:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for 164 all-cash acquisition transactions announced from 2010 through 2025 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $2 billion and $5 billion. This analysis excluded transactions (i) in the healthcare and technology industries and (ii) with premia greater than 200% or less than 0% relative to the target’s last undisturbed closing price prior to announcement, using information obtained from FactSet Research Systems Inc. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the observed transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 30% across the period. This analysis also indicated a 25th percentile premium of 19% and 75th percentile premium of 50% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 19% to 50% to the undisturbed closing price per share of Common Stock of $16.91 as of July 8, 2025, and calculated a range of implied equity values per share of Common Stock of $20.08 to $25.37.

D.

By amending and restating the first full paragraph on page 64 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Goldman Sachs-Selected Transactions Analysis” in its entirety as follows:

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM EBITDA multiples of 8.4x to 12.5x to WK Kellogg’s LTM EBITDA as of March 29, 2025 of (i) $271 million and (ii) $285 million based on the Corrected Statements, in each case, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg, to derive a range of implied enterprise values for WK Kellogg. Goldman Sachs then subtracted WK Kellogg’s (i) net debt (adjusted for receivables financing per public filings of WK Kellogg) of $892 million and (ii) underfunded pension liabilities of $125 million and added ~~the amount of~~ WK Kellogg’s 2025 VEBA plan surplus of $170 million, each as of March 29, 2025, and divided the result by the number of fully diluted outstanding shares of Common Stock of 91 million, in each case, as provided by and approved for Goldman Sachs’ use by the management of WK Kellogg. As set forth in the July 10 Presentation, Goldman Sachs derived a reference range of implied values per share of Common Stock of $15.62 to $27.77. Using the Corrected Statements, Goldman Sachs derived a reference range of implied values per share of Common Stock of $16.90 to $29.67.

E.

By amending and restating the tables on page 65 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Goldman Sachs-Selected Public Company Comparables Analysis” in its entirety as follows:

The results of these calculations are summarized as follows:

	EV/LTM EBITDA	EV/NTM EBITDA
Post Holdings, Inc.	8.8x	8.1x
Flowers Foods Inc.	9.7x	9.4x
B&G Foods, Inc.	8.3x	8.2x
The Kraft Heinz Company	8.3x	8.6x
General Mills, Inc.	11.0x	12.2x
Conagra Brands, Inc.	8.3x	8.6x
The J. M. Smucker Company	9.3x	9.4x
The Campbell’s Company	8.4x	8.8x
WK Kellogg	8.8x	8.6x

	EV/LTM EBITDA Median		EV/NTM EBITDA Median
	Current	Since 10/02/2023	Current	Since 10/02/2023
Mid-Cap Food	8.8x	9.7x	8.2x	9.4x
Center of Store	8.4x	10.0x	8.8x	9.5x

F.	By amending and restating the last paragraph on page 65 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Goldman Sachs-General” in its entirety as follows:

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of WK Kellogg, Parent, any of their respective affiliates and third parties, including Kellogg Foundation Trust, a significant stockholder of WK Kellogg, and any of its affiliates (collectively, “Relevant Parties”) or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to WK Kellogg in connection with, and participated in certain of the negotiations leading to, the Merger. During the two-year period ended July 10, 2025, Goldman Sachs Investment Banking has not been engaged by WK Kellogg or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended July 10, 2025, Goldman Sachs Investment Banking has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of July 10, 2025, Goldman Sachs Investment Banking was not currently mandated by Parent and/or its Related Entities (as defined below) (excluding, if applicable, any significant stockholders of Parent and their other affiliates) to provide to any such person financial advisory and/or underwriting services. In addition, as of July 10, 2025, Goldman Sachs Investment Banking was not currently soliciting Parent and/or its Related Entities (excluding, if applicable, any significant stockholders of Parent and their other affiliates) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs has provided certain financial advisory and/or underwriting services to Kellogg Foundation Trust and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Kellanova (formerly Kellogg Company), an affiliate of Kellogg Foundation Trust, in connection with its spinoff of WK Kellogg in October 2023 and as financial advisor to Kellanova, an affiliate of Kellogg Foundation Trust, in connection with its pending sale to Mars, announced in August 2024. During the two-year period ended July 10, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Kellogg Foundation Trust and/or its affiliates of approximately $22 million and expects, upon consummation of the pending sale of Kellanova to Mars, to recognize additional compensation of approximately $93 million. As of July 10, 2025, Goldman Sachs Investment Banking was not currently mandated by Kellogg Foundation Trust and/or its Related Entities (excluding WK Kellogg and its subsidiaries) to provide to any such person financial advisory and/or underwriting services. In addition, as of July 10, 2025, Goldman Sachs Investment Banking was not currently soliciting Kellogg Foundation Trust and/or its Related Entities (excluding WK Kellogg and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Parties and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

4.	The section of the Definitive Proxy Statement entitled “Opinion of Morgan Stanley & Co. LLC” is hereby supplemented as follows:

A.

By adding the following paragraph to page 70 of the Definitive Proxy Statement as the third paragraph under the heading “Summary of Financial Analyses of Morgan Stanley-Selected Comparable Company Analysis”:

The results of this analysis are summarized as follows:

	AV/2025E Adjusted EBITDA	AV/2026E Adjusted EBITDA
Flowers Foods Inc.	9.6x	9.4x
Post Holdings, Inc.	8.6x	8.1x
B&G Foods, Inc.	8.2x	8.1x
TreeHouse Foods, Inc.	7.7x	7.5x
General Mills, Inc. (for reference only)	12.3x	12.0x

B.

By amending and restating the first full paragraph on page 71 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Morgan Stanley-Selected Precedent Transactions Analysis” in its entirety as follows:

Based on its experience and professional judgment and taking into consideration the relevant multiples from the selected transactions, Morgan Stanley applied a range of AV/LTM EBITDA multiples of 9.5x to 11.5x to WK Kellogg’s LTM Adjusted EBITDA as of March 29, 2025 of (i) $271 million and (ii) $285 million based on the Corrected Statements, in each case, as provided by the management of WK Kellogg. Based on this analysis and the number of fully diluted shares of Common Stock of 91 million, as provided by the management of WK Kellogg, Morgan Stanley calculated an estimated range of implied values per share of Common Stock of $19.00 to $25.00, rounded to the nearest $0.25, as set forth in the July 10 Presentation. Using the Corrected Statements, Morgan Stanley calculated an estimated range of implied values per share of Common Stock of $20.25 to $26.50, rounded to the nearest $0.25.

C.

By amending and restating the last paragraph on page 71 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Morgan Stanley-Discounted Equity Value Analysis” in its entirety as follows:

To calculate the discounted equity values for WK Kellogg, Morgan Stanley utilized the Adjusted EBITDA estimates from the June Projections and the July Projections for fiscal year 2027. Based upon the application of its professional judgment and experience, Morgan Stanley then applied a range of AV/NTM Adjusted EBITDA multiples of 8.0x – 9.5x to WK Kellogg’s estimated NTM Adjusted EBITDA to determine a range of implied aggregate values of WK Kellogg as of December 31, 2026. Morgan Stanley then calculated a range of implied equity values as of such date by subtracting the amount of WK Kellogg’s (i) net debt (adjusted for factored receivables) of (a) $1.139 billion per the June Projections and (b) $1.141 billion per the July Projections and (ii) unfunded pension liabilities of $101 million per the June Projections and the July Projections, and adding the amount of WK Kellogg’s VEBA plan surplus~~, each as reflected in~~ of $131 million per the June Projections and the July Projections ~~and~~, each as provided by the management of WK Kellogg. Morgan Stanley then divided this range of implied equity values by the number of fully diluted shares of Common Stock as of such date of 92 million, as provided by the management of WK Kellogg.

Morgan Stanley then discounted this range of per share equity values to July 8, 2025, at a discount rate of 8.5%, which rate was selected by Morgan Stanley based on WK Kellogg’s estimated cost of equity (estimated using the capital asset pricing model method and based on Morgan Stanley’s professional judgment and experience). Using the June Projections and as set forth in the July 10 Presentation, this analysis indicated a range of implied equity values per share of Common Stock of $21.00 to $26.75, rounded to the nearest $0.25. Using the Corrected Statements, this analysis indicated a range of implied equity values per share of Common Stock of $21.00 to $26.75, rounded to the nearest $0.25.

D.

By amending and restating the third full paragraph on page 72 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Morgan Stanley-Discounted Cash Flow Analysis” in its entirety as follows:

To calculate the implied equity value from the discounted cash flow analysis, Morgan Stanley then subtracted WK Kellogg’s (i) net debt (adjusted for factored receivables) of $892 million and (ii) unfunded pension liabilities of $125 million, and added the amount of WK Kellogg’s VEBA plan surplus of $170 million, in each case, as of March 29, 2025 and provided by and approved for Morgan Stanley’s use by the management of WK Kellogg. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted outstanding shares of Common Stock as of July 7, 2025 of 91 million, as provided by the management of WK Kellogg and calculated using the treasury stock method. Using the June Projections and as set forth in the July 10 Presentation, this analysis indicated a range of implied equity values per share of Common Stock of $21.25 to $27.00, rounded to the nearest $0.25. Using the July Projections, this analysis indicated a range of implied equity values per share of Common Stock of $21.25 to $27.00, rounded to the nearest $0.25.

E.

By amending and restating the last paragraph on page 72 of the Definitive Proxy Statement under the heading “Summary of Financial Analyses of Morgan Stanley-Broker Price Targets” in its entirety as follows:

For reference only, Morgan Stanley reviewed and analyzed future public market trading price targets for shares of Common Stock prepared and published by eight equity research analysts. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of shares of Common Stock. The range of undiscounted equity analyst price targets was $14.00 to $19.00 per share of Common Stock. The median of undiscounted equity analyst price targets was $17.00 per share of Common Stock. Morgan Stanley then discounted the range of analyst price targets at a discount rate of 8.5%, which rate was selected by Morgan Stanley based on WK Kellogg’s estimated cost of equity, to arrive at a range of implied equity values per share of Common Stock of $13.00 to $17.50, rounded to the nearest $0.25.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding the Merger, shareowner approvals, the expected timetable for completing the Merger, and any other statements regarding the Company’s future expectations, beliefs, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareowners in connection with the Merger; the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the Merger disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Report, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the headings “Item 1A. Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 filed with the SEC on August 7, 2025 and in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (including amendments to the foregoing) and other SEC filings made by the Company. The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this Report, and, except as required by applicable law, the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This Report is being made in respect to the proposed transaction involving the Company and Parent. The Company has filed the Definitive Proxy Statement and a form of proxy card with the SEC in connection with the solicitation of proxies for the special meeting of the Company’s shareowners.

Any vote in respect of resolutions to be proposed at the Company’s shareowner meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Definitive Proxy Statement. The Company’s shareowners may obtain free copies of the Definitive Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of the Company’s website at https://www.investor.wkkellogg.com.

BEFORE MAKING ANY DECISION, COMPANY SHAREOWNERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

No Offer or Solicitation

This Report is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The Company, Parent, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareowners in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is set forth under the captions “The Merger—Interests of WK Kellogg’s Directors and Executive Officers in the Merger” and “Certain Beneficial Owners of Common Stock—Officer and Director Stock Ownership” in the Definitive Proxy Statement filed with the SEC on August 19, 2025; under the captions “Proposal 1—Election of Directors,” “Corporate Governance,” “Board and Committee Membership,” “2024 Director Compensation and Benefits,” “Directors’ Compensation Table,” “Compensation Committee Report,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Retirement and Non-Qualified Defined Contribution and Deferred

Compensation Plans,” “Potential Post-Employment Payments,” “Chief Executive Officer Pay Ratio” and “Pay vs. Performance” sections of the definitive proxy statement for the Company’s 2025 Annual Meeting of Shareowners, filed with the SEC on March 12, 2025; under the caption “Information About Our Executive Officers” of Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 25, 2025; and in the Company’s Current Reports on Form 8-K filed with the SEC on May 6, 2025, July 10, 2025, July 31, 2025 and August 7, 2025. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investors section of the Company’s website at https://www.investor.wkkellogg.com. Additional information regarding the interests of Parent’s directors and executive officers and other persons who may be deemed participants in the solicitation of proxies in connection with the Merger may be set forth in other relevant materials the Company or Parent may file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WK KELLOGG CO

Date: September 9, 2025
	By:	/s/ David McKinstray
	Name:	David McKinstray
	Title:	Chief Financial Officer